UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 27, 2026

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 27, 2026, Lattice Semiconductor Corporation, a Delaware corporation (“Lattice” or the “Company”), completed the previously disclosed transactions contemplated by that certain Agreement and Plan of Merger by and among the Company, certain of its wholly owned subsidiaries, AMI TopCo, Inc. (“AMI”) and THL AMI Aggregator, LP (“THL”) (solely in its capacity as the representative of securityholders of AMI), dated as of May 4, 2026 (the “Merger Agreement”). Under the terms of the Merger Agreement, the Company acquired AMI (the “Acquisition”) for total consideration of approximately $1 billion in cash and approximately 5.2 million shares of Lattice common stock and restricted stock units, subject to adjustments set forth in the Merger Agreement, including for AMI’s working capital, transaction expenses, cash and indebtedness as of the closing (the “Aggregate Consideration”). A portion of the Aggregate Consideration will be held in escrow to serve as security for potential adjustments to the Aggregate Consideration and indemnification claims under the Merger Agreement following the completion of the Acquisition, in each case on the terms and subject to the conditions set forth therein. The Company funded the cash consideration for the Acquisition (including refinancing outstanding indebtedness of AMI) from cash on hand and borrowings pursuant to the previously disclosed Second Amended and Restated Credit Agreement (“Credit Agreement”), among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, dated as of June 30, 2026. The Company is granting additional Lattice restricted stock units to AMI employees in connection with the completion of the transaction, subject to certain vesting and other terms and conditions.

As previously disclosed, in connection with the Acquisition, the Company and THL entered into a registration rights agreement (the “Registration Rights Agreement”), which provides for customary registration rights with respect to the shares of the Company’s common stock issued to THL as consideration for the Acquisition. Pursuant to the Registration Rights Agreement, THL and its affiliates will collectively be entitled to two underwritten block trades. In addition, as part of the Acquisition, THL and the other stockholders of AMI are agreeing to certain transfer restrictions with respect to the shares of the Company’s common stock issued as consideration for the Acquisition, with 25% of the shares released from the transfer restrictions upon the completion of each successive 90-day period following the completion of the Acquisition and a release in full from the transfer restrictions on the one-year anniversary of the completion of the Acquisition.

The foregoing descriptions of the Merger Agreement, the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement and the Registration Rights Agreement, respectively, copies of which will be filed on the Company’s Form 10-Q for the quarter ended July 4, 2026. A copy of the Merger Agreement is filed to provide investors with information regarding its terms and is not intended to provide any factual information about any party to the Merger Agreement or its affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) have been made solely for the purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement; (c) are not intended as statements of fact to be relied upon by any person other than a party to the Merger Agreement, but rather as a way of allocating the risk between the parties if the statements prove to be inaccurate; (d) may have been modified or qualified by confidential disclosures that were made between the parties to the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; (e) may no longer be true as of a given date; and (f) may apply standards of materiality in a way that is different from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants, or any descriptions or summaries, as characterizations of the actual state of facts or condition of any party to the Merger Agreement or its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 30, 2026, the Company entered into the Credit Agreement, which provides for a senior secured revolving loan facility in an aggregate principal amount of $200.0 million dollars and a senior secured delayed draw term loan facility in an aggregate principal amount of $950.0 million dollars. In connection with the closing of the Acquisition, on July 27, 2026, the Company borrowed $925.0 million aggregate principal amount of loans under the delayed draw term loan facility pursuant to the Credit Agreement. A portion of the proceeds of the borrowings were used to fund the cash consideration for the Acquisition.

The foregoing descriptions of the Credit Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Credit Agreement, a copy of which will be filed on the Company’s Form 10-Q for the quarter ended July 4, 2026.

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Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is incorporated herein by reference.

As described in Item 2.01, under the terms of the Merger Agreement, on July 27, 2026, the Company issued 4,741,352 shares of Lattice common stock. This issuance and sale were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Accordingly, the offer and sale of shares of the Company’s common stock have not been registered under the Securities Act and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, the compensation committee of the Company’s board of directors (the “Board”) approved an amendment to the Lattice Semiconductor Corporation 2025 Inducement Equity Incentive Plan (the “Inducement Plan”) to increase the number of shares of the Company’s common stock reserved for issuance pursuant to equity awards granted under the Inducement Plan from 2,000,000 shares to 2,625,967 shares, subject to the adjustment provisions of the Inducement Plan.

The amendment to the Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan, as amended, provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock or cash-based awards, and its terms are substantially similar to the Company’s 2023 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a merger or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.

In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan, as amended, may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

A copy of the Inducement Plan, as amended, and related form agreements under the Inducement Plan, as amended, are attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of the Inducement Plan, as amended, does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements of AMI required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

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(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Description
10.1	Amended and Restated 2025 Inducement Equity Incentive Plan.
99.1	Press Release issued by Lattice Semiconductor Corporation dated July 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Date:	July 27, 2026		Tracy Feanny Senior Vice President and General Counsel

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